Exhibit 10.2

Execution Version

AMENDED AND RESTATED GUARANTEE AND PLEDGE AGREEMENT

made by

Kodiak Oil & Gas Corp.

in favor of

WELLS FARGO BANK, N.A.,

as Administrative Agent

Dated as of October 28, 2011

SCHEDULES:

1.                                       Notice Address of Guarantor

2.                                       Description of Pledged Securities

3.                                       Filings and Other Actions Required to Perfect Security Interests

4.                                       Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayor Identification Number and Chief Executive Office

5.                                       Prior Names and Prior Chief Executive Office

ii

This AMENDED AND RESTATED GUARANTEE AND PLEDGE AGREEMENT, dated as of October 28, 2011, is made by KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada, (the “Guarantor”), in favor of WELLS FARGO BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KODIAK OIL & GAS (USA) INC., a Colorado corporation (the “Borrower”), the Lenders, the Administrative Agent, and the other Agents party thereto.

A.            The Guarantor, as borrower, the lenders thereto, Wells Fargo Bank, N.A., as administrative agent for the lenders thereto and others, are parties to that certain Credit Agreement dated as of May 24, 2010, as amended by that certain First Amendment dated as of November 30, 2010 and that Second Amendment dated as of April 13, 2011 (as amended, the “Existing Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            Pursuant to the Existing Credit Agreement, the Borrower, the Guarantor and  Wells Fargo Bank, N.A., as administrative agent for the lenders party to the Existing Credit Agreement and others, heretofore executed that certain Guarantee and Pledge Agreement, dated as of May 24, 2010 (as amended, supplemented, or otherwise modified, the “Existing Pledge”).

C.            The Borrower has requested, and Wells Fargo Bank, N.A., as administrative agent for the lenders party to the Existing Credit Agreement, and the lenders thereto have agreed, to amend and restate the Existing Credit Agreement and the Existing Pledge.

D.            The Borrower, as borrower, the Lenders, the Administrative Agent, as administrative agent for the Lenders and others, executed the Credit Agreement pursuant to which, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the Borrower.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties, as follows:

ARTICLE I
Definitions

Section 1.01           Definitions.

(a)           As used in this Agreement, each term defined above shall have the meaning indicated above.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the New York UCC on the date hereof are used herein as so defined.

(b)           The following terms shall have the following meanings:

“Agreement” shall mean this Guarantee and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” has the meaning assigned such term in Section 3.01.

“New York UCC” shall mean the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York.

“Issuers” shall mean, collectively, each issuer of a Pledged Security.

“Obligations” shall mean, collectively, all Indebtedness, liabilities and obligations of the Borrower and its Subsidiaries to the Secured Parties, of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of, or in connection with the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and all other agreements, guarantees, notes and other documents entered into by any party in connection therewith, and any amendment, restatement or modification of any of the foregoing, including, but not limited to, the full and punctual payment when due of any unpaid principal of the Loans and LC Exposure, any amounts payable in respect of an early termination under any Secured Swap Agreement, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise.

“Pledged Securities” shall mean: (i) the equity interests described or referred to in Schedule 2; and (ii) (a) the certificates or instruments, if any, representing such equity interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests, (c) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (e) all books and records relating to any of the property referred to in this definition.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Issuing Bank, the Lenders and any Secured Swap Party.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.02           Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.

ARTICLE II
Guarantee

Section 2.01           Guarantee.

(a)           The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and each of their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  This is a guarantee of payment and not collection and the liability of the Guarantor is primary and not secondary.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)           The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)           The Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to the Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and all Secured Swap Agreements secured hereby, the Credit Agreement and the total Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

(e)           No payment made by the Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding, and all Secured Swap Agreements secured hereby, the Credit Agreement and the total Commitments are terminated.

Section 2.02           Payments.  The Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in United States dollars at the Administrative Agent’s principal office in Denver, Colorado.

ARTICLE III
Grant of Security Interest

Section 3.01           Grant of Security Interest.  The Guarantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)           all Pledged Securities;

(2)                                  all books and records pertaining to the Collateral; and

(3)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given with respect to any of the foregoing.

Section 3.02           Transfer of Pledged Securities.  All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, all Pledged Securities must be delivered or transferred in such manner, and the Guarantor shall take all such further action as may be requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Administrative Agent otherwise qualifies as a protected purchaser).

ARTICLE IV
Acknowledgments, Waivers and Consents

Section 4.01           Acknowledgments, Waivers and Consents.

(a)           The Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee and provision of collateral security for the obligations of Persons other than the Guarantor and that the Guarantor’s guarantee and provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, the Guarantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that the Guarantor  shall remain obligated hereunder (including, without limitation, with respect to the guarantee by the Guarantor hereby and the collateral security provided by the Guarantor herein) and the enforceability and effectiveness of this Agreement and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)            notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, (A) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all

Lenders, as the case may be) may deem advisable from time to time; (D) the Borrower, its Subsidiaries or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Loan Document or Permitted Hedge Agreement, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)           without regard to, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any Secured Swap Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor or any other Person against the Administrative Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Guarantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the Guarantor, or any changes in the shareholders of the Guarantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of the Guarantor or any other Person, to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Guarantor or any other Person or to take any action whatsoever to mitigate or reduce the Guarantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of the Guarantor under this Agreement; or (H) any other circumstance or act whatsoever (with or without notice to or knowledge of the Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of the Guarantor under the guarantee contained in Article II or with respect to the collateral security provided by the Guarantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)           The Guarantor hereby waives to the extent permitted by law:  (i) except as expressly provided otherwise in any Loan Document, all notices to the Guarantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Guarantor; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)           When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.02           No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, and the Guarantor hereby expressly waives, releases, and agrees not to exercise any all such rights of subrogation, reimbursement, indemnity and contribution.  The Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution the Guarantor may have against the Borrower or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrower and the Guarantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset.  The Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights the Guarantor may have, and upon any disposition or sale, any rights of subrogation the Guarantor may have shall terminate.

ARTICLE V
Representations and Warranties

To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders and Affiliates of the Lenders to enter into Secured Swap Agreements, the Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

Section 5.01           Representations in Credit Agreement.  The representations and warranties set forth in Article VII of the Credit Agreement as they relate to the Guarantor or to the Loan Documents to which the Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to the Guarantor’s knowledge.

Section 5.02           Benefit to the Guarantor.  The Borrower is a member of an affiliated group of companies that includes the Guarantor, and the Borrower and the Guarantor are engaged in related businesses.  The Guarantor is the parent of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower.

Section 5.03           Solvency.  The Guarantor (i) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.01(a)), (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any Property or assets remaining with it constitute unreasonably small capital, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

Section 5.04           Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Excepted Liens, the Guarantor is the legal and beneficial owner of the Collateral free and clear of any and all Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Instruments or as are filed to secure Liens permitted by Section 9.03 of the Credit Agreement.

Section 5.05           Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form), will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Guarantor’s obligations, enforceable in accordance with the terms hereof against all creditors of the Guarantor and any Persons purporting to purchase any Collateral from the Guarantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Excepted Liens which have priority over the Liens on the Collateral by operation of law.  No effective financing statement or other registration or instrument similar in effect covering any Collateral is on file in any recording office except any that has been filed in favor of the Secured Parties relating to this Agreement and any that has been filed to perfect or protect any Excepted Lien.

Section 5.06           Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of the Guarantor, the Guarantor’s jurisdiction of organization, organizational number, taxpayor identification number and the location of the Guarantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.07           Prior Names, Addresses, Locations of Tangible Assets.  Schedule 5 correctly sets forth (a) all names and trade names that the Guarantor has used in the last five years and (b) the chief executive office of the Guarantor over the last five years (if different from that which is set forth in Section 5.06 above).

Section 5.08           Pledged Securities.  The shares (or such other interests) of Pledged Securities pledged by the Guarantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other equity interests of each Issuer owned by the Guarantor.  All the shares (or such other interests) of the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable; and the Guarantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens except Excepted Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

ARTICLE VI
Covenants

The Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the total Commitments shall have terminated:

Section 6.01           Covenants in Credit Agreement.  The Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor.

Section 6.02           Maintenance of Perfected Security Interest; Further Documentation.

(a)           The Guarantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.05 and shall defend such security interest against the claims and demands of all Persons whomsoever except for Excepted Liens.

(b)           At any time and from time to time, upon the request of the Administrative Agent or any other Secured Party, and at the sole expense of the Guarantor, the Guarantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)           This Section 6.02 and the obligations imposed on the Guarantor by this Section 6.02 shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.03           Changes in Locations, Name, etc.The Guarantor recognizes that financing statements pertaining to the Collateral have been or may be filed where the Guarantor maintains any Collateral or is organized.  Without limitation of any other covenant herein, the Guarantor will not cause or permit (a) any change to be made in its name, identity or corporate structure or (b) the Guarantor’s jurisdiction of organization, unless the Guarantor shall have first (i) notified the Administrative Agent and the other Secured Parties of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent or any other Secured Party for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.  In any notice furnished pursuant to this Section 6.03, the Guarantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.

Section 6.04           Pledged Securities.

(a)           If the Guarantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, the  Guarantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Guarantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by the Guarantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Administrative Agent, the Guarantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien except for Excepted Liens or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Guarantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)           The Guarantor shall furnish to the Administrative Agent such stock powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(d)           The Pledged Securities will at all times constitute not less than 100% of the capital stock or other equity interests of the Issuer thereof owned by the Guarantor.  The Guarantor will not permit any Issuer of any of the Pledged Securities to issue any new shares (or other interests) of any class of capital stock or other equity interests of such Issuer without the prior written consent of the Administrative Agent.

ARTICLE VII
Remedial Provisions

Section 7.01           Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Guarantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), the Guarantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)           If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 10.02 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Guarantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           The Guarantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Gurantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Guarantor, and the Guarantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(d)           After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Guarantor in respect thereof to exercise the voting and other consensual rights which the Guarantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02           New York UCC and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, any Secured Swap Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the New York UCC (whether the New York UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Guarantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, the Guarantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Guarantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by the Guarantor, including any equity or right of redemption, stay or appraisal which the Guarantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The

Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.02, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Guarantor.  To the extent permitted by applicable law, the Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)           In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.03           Private Sales of Pledged Securities.  The Guarantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  The Guarantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.03 valid and binding and in compliance with any and all other applicable Governmental Requirements.  The Guarantor further agrees that a breach of any of the covenants contained in this Section 7.03 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.03 shall be specifically enforceable against the Guarantor, and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.04           Waiver; Deficiency.  To the extent permitted by applicable law, the Guarantor waives and agrees not to assert any rights or privileges which it may acquire under the New York UCC or any other applicable law.  The Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.05           Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Guarantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VIII
The Administrative Agent

Section 8.01           Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           The Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Guarantor and in the name of the Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Guarantor hereby gives the Administrative Agent the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor, to do any or all of the following:

(i)            pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)           execute, in connection with any sale provided for in Section 7.02 or Section 7.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)          (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) defend any suit, action or proceeding brought against the Guarantor with respect to any Collateral; (D) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (E) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Guarantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing.

(b)           If the Guarantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the post-default rate specified in Section 3.02(d) of the Credit Agreement from the date of payment by the Administrative Agent to the date reimbursed by the Guarantor, shall be payable by the Guarantor to the Administrative Agent on demand.

(d)           The Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Guarantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  The Guarantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against the Guarantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against the Guarantor or other Person.

Section 8.03           Execution of Financing Statements.  Pursuant to the New York UCC and any other applicable law, the Guarantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Guarantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04           Authority of Administrative Agent.  The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX
Subordination of Indebtedness

Section 9.01           Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower to the Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, the Guarantor shall not receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.02           Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving the Guarantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  The Guarantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Obligations as provided under Section 10.02 of the Credit Agreement.  Should any Agent or Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to the Guarantor, and which, as between the Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.03           Payments Held in Trust.  In the event that notwithstanding Section 9.01 and Section 9.02, the Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and the Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 9.04           Liens Subordinate.  The Guarantor agrees that, until the Obligations are paid in full and the total Commitments terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of the Guarantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, the Guarantor, during the period in which any of the Obligations are outstanding or the total Commitments are in effect, shall not (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05           Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by the Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
Miscellaneous

Section 10.01         Waiver.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02         Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

Section 10.03         Payment of Expenses, Indemnities, Etc.

(a)           The Guarantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Guarantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against the Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party.

(b)           The Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and reasonable attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.  All amounts for which the Guarantor is liable pursuant to this Section 10.03 shall be due and payable by the Guarantor to the Secured Parties upon demand.

Section 10.04         Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 10.05         Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns permitted under the Credit Agreement; provided that except as set forth in Section 9.11 of the Credit Agreement, the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

Section 10.06         Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any of the Loan Documents to which the Guarantor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Loan Document and the remaining provisions hereof shall remain in full force and effect and shall be liberally construed to carry out the provisions and intent hereof; provided, if any one or more of the provisions contained in this Agreement shall be determined or held to be invalid or unenforceable because such provision is overly broad as to duration, geographic scope, activity, subject or otherwise, such provision shall be deemed amended (and any court or other tribunal shall be entitled to reform this Agreement accordingly) by limiting and reducing it to the extent necessary to make such provision valid and enforceable

Section 10.07         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.08         Survival.  The obligations of the parties under Section 10.03 shall survive the repayment of the Loans and the termination of the Letters of Credit, Secured Swap Agreements, Credit Agreement and total Commitments.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect.  In such event, each Security Instrument shall be automatically reinstated and the Guarantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.09         Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10         No Oral Agreements.  The Loan Documents (other than the Letters of Credit) embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11         Governing Law; Submission to Jurisdiction.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           Any legal action or proceeding with respect to this Agreement or any other Loan Documents to which the Guarantor is a party shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Lenders, the Administrative Agent and the Guarantor hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Lenders, the Administrative Agent and the Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  This submission to jurisdiction is non-exclusive and does not preclude the Administrative Agent or any Lender from obtaining jurisdiction over the Guarantor in any court otherwise having jurisdiction.

(c)           Each of the Lenders, the Administrative Agent and the Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Person at the address specified on its signature page of this Agreement or the Credit Agreement, as applicable, such service to become effective thirty (30) days after such mailing.  Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Note or the Guarantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(d)           The Guarantor and each Lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 10.11.

Section 10.12         Acknowledgments.  The Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantor and the Lenders.

(d)           each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(e)           the Guarantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against the Borrower, the Secured Parties or any other Person or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.13         Set-Off.  The Guarantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of the Guarantor or any Subsidiary at any of its offices, in United States dollars or in any other currency, and (ii) amounts due and payable to such Lender (or any Affiliate of such Lender) under any Secured Swap Agreement, against any principal of or interest on any of such Secured Party’s Loans, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.14         Releases.

(a)           Release Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Guarantor, and (ii) executed a written release or termination statement and reassigned to the Guarantor without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the complete payment of the Obligations, the termination of the Letters of Credit, Secured Swap Agreements secured hereby, Credit Agreement and the total Commitments and the compliance by the Guarantor with all covenants and agreements hereof, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Guarantor and declare this Agreement to be of no further force or effect.

(b)           Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by the Guarantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Guarantor, shall promptly execute and deliver to the Guarantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the capital stock of the Guarantor.  At the request and sole expense of the Borrower, the Guarantor shall be released from its obligations hereunder in the event that all the capital stock of the Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the

Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)           Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the New York UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.14(a).

Section 10.15         Reinstatement.  The obligations of the Guarantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.16         Existing Guarantee and Collateral Agreement

The Credit Agreement and any Notes issued in connection therewith have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto.  All Liens, deeds of trust, mortgages, assignments and security interests securing the Existing Credit Agreement and the obligations relating thereto, including the Liens, assignments and security interests of the Existing Pledge, are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations in addition to and cumulative of the Liens, assignments and security interests of this Agreement.  None of the Liens and security interests created pursuant to the Existing Pledge are released.  Additionally, the substantive rights and obligations of the parties hereto shall be governed by this Agreement, rather than the Existing Pledge.

Section 10.17         Acceptance.  The Guarantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Pledge Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:	KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

SIGNATURE PAGE
AMENDED AND RESTATED GUARANTEE AND PLEDGE AGREEMENT

Acknowledged and Agreed to as

of the date hereof by:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ Suzanne F. Ridenhour
Suzanne F. Ridenhour
Vice President

SIGNATURE PAGE

AMENDED AND RESTATED GUARANTEE AND PLDEGE AGREEMENT

Schedule 1

NOTICE ADDRESS OF GUARANTOR

1.             Kodiak Oil & Gas Corp.

Notice Address:

1625 Broadway, Suite 250

Attention:  Lynn Peterson

Telephone: 303-592-8071

Facsimile: 303-592-8075

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Issuer	Class of Stock or other Equity Interest	No. of Shares	Certificated or Uncertificated
Kodiak Oil & Gas Corp.	Kodiak Oil & Gas (USA) Inc.	Common	1	Certificated

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Delivery to Administrative Agent of Pledged Securities

Schedule 4

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYOR IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

1.             Kodiak Oil & Gas Corp., a corporation continued under the laws of Yukon Territories,

Canada

Organizational Identification Number:  20061166885

Taxpayer Identification Number:  N/A

Chief Executive Office: 1625 Broadway, Suite 250, Denver, Colorado 80202

Schedule 5

PRIOR NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

1.             Kodiak Oil & Gas Corp., a corporation continued under the laws of Yukon Territories,

Canada

Prior Names:  None

Prior Chief Executive Office: 1625 Broadway, Suite 330

Denver, Colorado 80202